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                                                                  Exhibit 10(25)



This Contract of Employment is made 5 day of May 1997 by and between FOUNTAIN OIL NORWAY A/S, a Norwegian registered company (hereinafter referred to as the Company) on the one part and RUNE FALSTAD (hereinafter referred to as the Employee) on the other part.

Whereas the Parties have agreed as follows:

EMPLOYMENT:        The Employee is employed as Vice President, Finance.

                   The Employee will carry out such work, as directed by the Management of the Company, and which is within the Company's normal business activities and within the qualifications of the Employee. A Job Description will be written for the position outlining the major responsibilities and duties.

STARTING DATE/     The Employee started employment 5 May, 1997.
TRIAL PERIOD/
PERIOD OF NOTICE:  The trial period is three months from starting date of employment. During the trial period this Contract can be terminated by either Party giving 14 days' notice in writing.
                   The Company may prolong the trial period, if the Employee has been absent from work during the trial period. In such a case the Employee must be notified in writing about the prolongation prior to the end of the trial period.

                   After the trial period the employment is terminable by either Party giving six (6) months notice in writing from the end of a calendar month. In addition, the rules in the Working Environment Act (S)58, section 3 and 4 will apply.

TRAVEL: The Employee agrees to make any business travel in Norway and abroad which is necessary for the execution of the employment. The Company shall reimburse the Employee all reasonable expenses according to corporate travel policy.

PLACE OF WORK:     The permanent working place is at the Company's offices in
                   Asker. The Employee may periodically, or on a part time
                   basis, be engaged at one of the Company's offices abroad or at the office of a partner company. The Company will
                   endeavour to accommodate the Employee's wishes as far as is practicable in this respect. If the Employee is seconded to an assignment abroad, a separate contract will be made to
                   cover the assignment.
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WORKING HOURS:     The normal working hours are 37,5 hours per week plus lunch.
                   Lunch hours are not paid for.

LOYALTY AND        The Employee must under all circumstances act in a loyal
PROFESSIONAL       way towards the Company.  He/she must not take employment
SECRECY:           with, assist or run businesses which compete directly or
                   indirectly with the activities of the Company. Nor must the Employee receive benefits from the Company's customers or their business relations, except for benefits of trifling value, without the Company's explicit consent.

                   Information which may be harmful to the Company commercially or otherwise must not in any way be communicated to outsiders, neither before nor after termination of the employment. The same applies with regard to the Company's customers and other business relations.

                   The Employee shall promptly, whenever required by the Company (and in any event upon the termination of the employment hereunder), deliver to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by the Employee or have come into his/her possession in the course of the employment hereunder, and the Employee shall not be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company.

COMPANY            The Employee shall at all times give to the Company all
INFORMATION:       such information and explanations as it may reasonably
                   require in connection with matters relating to his/her employment hereunder or relating to the business of the Company.

REMUNERATION:      The Company shall pay the Employee a salary, which at the
                   starting date is at an annual rate of NOK950.000,- with NOK79.167,- to be paid on the 20th each month. The Employee is not entitled to overtime payment. The salary shall be reviewed annually at 1 May.

                   The Company is entitled to make deductions in salary and
                   other benefits as well as vacation pay in case of wrongful payments of salary, vacation pay and other benefits, and in case of loans and disbursements in favour of the Employee.
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                   The Company will, with effect from starting date/according to corporate policy, pay for a pension/insurance package at the cost of 12.5% of basic salary (excluding any overtime, bonus etc.) less personal tax and the Company's payroll tax. The Company will determine the Group policies to be entered into, bearing in mind that the package should include necessary local coverage. Within the above framework, the Employee is free to decide how the remainder is to be used on pension/life insurance/income protection/private health care and accident insurance. The Company reserves the right to review and change the 12.5% contribution every third year.

VACATION:          The Employee's right to vacation and vacation pay as well as the rules for determining the time of vacation is regulated by the Norwegian Vacation Act, 1988.

SPECIAL TERMS:     According to corporate policy, the Employee shall be entitled to the following:
                   Bonus Scheme. The Employee will be eligible to participate in the Management bonus Scheme and Share option Scheme, which may be in effect for the Company.
                   Telephone/facsimile. The Company will reimburse the Employee upon production of paid receipts the costs related to home telephone, mobile phone and home facsimile.
                   Newspapers. The Company will reimburse the Employee upon production of paid receipts the cost of 2 daily newspapers.
                   Credit Card Fees. The Company will reimburse the Employee the annual fee for 2 credit cards upon production of paid receipts.
                   Membership in Professional Organization/Clubs. The Company will pay for membership fees up to USD750,- per year in professional and social clubs, that can and will improve the business in relation to the employment.

MISCELLANEOUS:     The Company's Personnel Handbook and the prevailing Work
                   Regulations with subsequent amendments should be read in conjunction with this Contract.

DISPUTES:          This Contract shall be governed by and construed in
                   accordance with Norwegian Law.
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This contract is issued in two identical copies, whereof each Party keeps a copy.

Asker, 5 May, 1997

Fountain Oil Norway AS

/s/Nils N. Trulsvik                 /s/Rune Falstad
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Signature/Company                   Signature/Employee